Text marked by ***Redacted*** has been omitted pursuant to a Request for Confidential Treatment and was filed separately with the Securities and Exchange Commission.

PUBLIC HEALTH SERVICE
PATENT LICENSE AGREEMENT – NONEXCLUSIVE

COVER PAGE

For PHS internal use only:

License Number: ***Redacted***

License Application Number: ***Redacted***

Serial Number(s) of Licensed Patent(s) or Patent Application(s):

1.	United States Patent No. 5,399,346 issued March 21, 1995 [***Redacted***]
2.	United States Patent No. RE39788 issued August 21, 2007 [***Redacted***]
3.	United States Patent No. 5,830,755 issued November 3, 1998 [***Redacted***]
4.	Australian Patent No. 709122 issued December 2, 1999 [***Redacted***]
5.	United States Patent No. 6,734,014 issued May 11, 2004 [***Redacted***]
6.	United States Patent No. 7,378,277 issued May 27, 2008 [***Redacted***]
7.	United States Patent No. 7,723,111 issued May 25, 2010 [***Redacted***]
8.	European Patent No. 1379670 issued August 6, 2008 [***Redacted***]
9.	***Redacted***
10.	***Redacted***
11.	***Redacted***
12.	***Redacted***
13.	***Redacted***
14.	***Redacted***
15.	United States Patent No. 7,381,405 issued June 3, 2008 [***Redacted***]
16.	***Redacted***
17.	***Redacted***
18.	United States Patent No. 7,915,036 issued March 29, 2011 [***Redacted***]
19.	***Redacted***
20.	***Redacted***
21.	Australian Patent No. 2005336093 issued June 9, 2011 [***Redacted***]
22.	***Redacted***
23.	***Redacted***
24.	***Redacted***
25.	***Redacted***
26.	***Redacted***
27.	United States Patent No. 7,820,174 issued October 26, 2010 ***Redacted***
28.	***Redacted***
29.	***Redacted***
30.	***Redacted***
31.	***Redacted***
32.	***Redacted***
33.	***Redacted***
34.	***Redacted***
35.	***Redacted***

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36.	***Redacted***
37.	***Redacted***
38.	***Redacted***
39.	***Redacted***
40.	***Redacted***
41.	***Redacted***
42.	***Redacted***
43.	***Redacted***

Licensee: Genesis Biopharma, Inc.

Cooperative Research and Development Agreement (CRADA) Number (if a subject invention):

Additional Remarks:  Licensee executed a Cooperative Research and Development Agreement (CRADA) with the Surgery Branch at the National Cancer Institute (NCI) on August 5, 2011. The NIH Ref. No. for this CRADA is ***Redacted***and some of the intellectual property above is listed as background patent rights in this CRADA.

Public Benefit(s):  The public will benefit from the development of Licensed Products by the Licensee that are granted FDA approval. There is a long felt need for better treatments for metastatic melanoma, breast, ovarian and colorectal cancers. The development of TIL-based therapies will provide patients with new cancer treatment options in the realm of personalized medicine to support public health.

This Patent License Agreement, hereinafter referred to as the “Agreement”, consists of this Cover Page, an attached Agreement, a Signature Page, Appendix A (List of Patent(s) or Patent Application(s)), Appendix B (Fields of Use and Territory), Appendix C (Royalties), Appendix D ((Benchmarks and Performance), Appendix E (Commercial Development Plan), Appendix F (Example Royalty Report), and Appendix G (Royalty Payment Options).  The Parties to this Agreement are:

1)
The National Institutes of Health (“NIH”) or the Food and Drug Administration (“FDA”), hereinafter singly or collectively referred to as “PHS”, agencies of the United States Public Health Service within the Department of Health and Human Services (“HHS”); and

2)	The person, corporation, or institution identified above and on the Signature Page, having offices at the address indicated on the Signature Page, hereinafter referred to as “Licensee.”

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PHS and Licensee agree as follows:

1.	BACKGROUND

1.1	In the course of conducting biomedical and behavioral research, PHS investigators made inventions that may have commercial applicability.

1.2
By assignment of rights from PHS employees and other inventors, HHS, on behalf of the Government, owns intellectual property rights claimed in any United States or foreign patent applications or patents corresponding to the assigned inventions.  HHS also owns any tangible embodiments of these inventions actually reduced to practice by PHS.

1.3
The Secretary of HHS has delegated to PHS the authority to enter into this Agreement for the licensing of rights to these inventions under 35 U.S.C. §§200-212, the Federal Technology Transfer Act of 1986, 15 U.S.C. §3710(a), and the regulations governing the licensing of Government-owned inventions, 37 C.F.R. Part 404.

1.4	PHS desires to transfer these inventions to the private sector through commercialization licenses to facilitate the commercial development of products and processes for public use and benefit.

1.5	Licensee desires to acquire commercialization rights to certain of these inventions in order to develop processes, methods, or marketable products for public use and benefit.

2.	DEFINITIONS

2.1
“Affiliate(s)” means a corporation or other business entity, which directly or indirectly is controlled by or controls, or is under common control with Licensee.  For this purpose, the term "control" shall mean ownership of more than fifty percent (50%) of the voting stock or other ownership interest of the corporation or other business entity, or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other business entity.

2.2	“Benchmarks” mean the performance milestones that are set forth in Appendix D.

2.3	“Commercial Development Plan” means the written commercialization plan attached as Appendix E.

2.4
“First Commercial Sale” means the initial transfer by or on behalf of Licensee or its sublicensees of Licensed Products or the initial practice of a Licensed Process by or on behalf of Licensee or its sublicensees in exchange for cash or some equivalent to which value can be assigned for the purpose of determining Net Sales.

2.5	“Government” means the Government of the United States of America.

2.6	“Licensed Fields of Use” means the fields of use identified in Appendix B.

2.7	“Licensed Patent Rights” shall mean:

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(a)
Patent applications (including provisional patent applications and PCT patent applications) and patents listed in Appendix A, all divisions and continuations of these applications, all patents issuing from these applications, divisions, and continuations, and any reissues, reexaminations, and extensions of all these patents;

(b)	to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.7(a):

(i)	continuations-in-part of 2.7(a);

(ii)	all divisions and continuations of these continuations-in-part;

(iii)	all patents issuing from these continuations-in-part, divisions, and continuations;

(iv)	priority patent application(s) of 2.7(a); and

(v)	any reissues, reexaminations, and extensions of all these patents;

(c)
to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.7(a): all counterpart foreign and U.S. patent applications and patents to 2.7(a) and 2.7(b), including those listed in Appendix A; and

(d)	Licensed Patent Rights shall not include 2.7(b) or 2.7(c) to the extent that they contain one or more claims directed to new matter which is not the subject matter disclosed in 2.7(a).

2.8
“Licensed Processes” means processes, which in the course of being practiced, would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.9
“Licensed Products” means tangible materials, which in the course of manufacture, use, sale, or importation, would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.10	“Licensed Territory” means the geographical area identified in Appendix B.

2.11
“Net Sales” means the total gross receipts for sales of Licensed Products or practice of Licensed Processes by or on behalf of Licensee or its sublicensees, and from leasing, renting, or otherwise making Licensed Products available to others without sale or other dispositions, whether invoiced or not, less returns and allowances, packing costs, insurance costs, freight out, taxes or excise duties imposed on the transaction (if separately invoiced), and wholesaler and cash discounts in amounts customary in the trade to the extent actually granted.  No deductions shall be made for commissions paid to individuals, whether they are with independent sales agencies or regularly employed by Licensee or sublicensees, and on its payroll, or for the cost of collections.

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2.12
“Practical Application” means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and in each case, under these conditions as to establish that the invention is being utilized and that its benefits are to the extent permitted by law or Government regulations available to the public on reasonable terms.

3.	GRANT OF RIGHTS

3.1
PHS hereby grants and Licensee accepts, subject to the terms and conditions of this Agreement, a nonexclusive license under the Licensed Patent Rights in the Licensed Territory to make and have made, to use and have used, to sell and have sold, to offer to sell, and to import or have imported any Licensed Products in the Licensed Fields of Use and to practice and have practiced any Licensed Processes in the Licensed Fields of Use.

3.2
This Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of PHS other than the Licensed Patent Rights regardless of whether these patents are dominant or subordinate to the Licensed Patent Rights.

4.	SUBLICENSING

4.1
Upon written approval, which shall include prior review of any sublicense agreement by PHS and which shall not be unreasonably withheld, Licensee may enter into sublicensing agreements under the Licensed Patent Rights prior to FDA approval or foreign equivalent for a Licensed Product within each Licensed Field of Use from Appendix B only when it concurrently licenses proprietary or in-licensed intellectual property rights.  For the avoidance of doubt, Licensee does not have the right to solely sublicense the Licensed Patent Rights prior to FDA approval or foreign equivalent for a Licensed Product within each Licensed Field of Use from Appendix B. Licensee may also enter into sublicensing agreements under the Licensed Patent Rights following FDA approval or foreign equivalent for a Licensed Product within each Licensed Field of Use from Appendix B.

4.2
Licensee agrees that any sublicenses granted by it shall provide that the obligations to PHS of Paragraphs 5.1, 5.2, 8.1, 10.1, 10.2, 12.5, and 13.7-13.9 of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement.  Licensee further agrees to attach copies of these Paragraphs to all sublicense agreements.

4.3
Any sublicenses granted by Licensee shall provide for the termination of the sublicense, or the conversion to a license directly between the sublicensees and PHS, at the option of the sublicensee, upon termination of this Agreement under Article 13.  This conversion is subject to PHS approval and contingent upon acceptance by the sublicensee of the remaining provisions of this Agreement.

4.4
Licensee agrees to forward to PHS a complete copy of each fully executed sublicense agreement postmarked within thirty (30) days of the execution of the agreement.  To the extent permitted by law, PHS agrees to maintain each sublicense agreement in confidence.

5.	STATUTORY AND PHS REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS

5.1	Prior to the First Commercial Sale, Licensee agrees to provide PHS with reasonable quantities of Licensed Products or materials made through the Licensed Processes for PHS research use.

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5.2
Licensee agrees that products used or sold in the United States embodying Licensed Products or produced through use of Licensed Processes shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from PHS.

6.	ROYALTIES AND REIMBURSEMENT

6.1	Licensee agrees to pay PHS a noncreditable, nonrefundable license issue royalty as set forth in Appendix C.

6.2	Licensee agrees to pay PHS a minimum annual royalty as set forth in Appendix C.

6.3	Licensee agrees to pay PHS earned royalties as set forth in Appendix C.

6.4	Licensee agrees to pay PHS benchmark royalties as set forth in Appendix C.

6.5	Licensee agrees to pay PHS sublicensing royalties as set forth in Appendix C.

6.6
A patent or patent application licensed under this Agreement shall cease to fall within the Licensed Patent Rights for the purpose of computing earned royalty payments in any given country on the earliest of the dates that:

(a)	the application has been abandoned and not continued;

(b)	the patent expires or irrevocably lapses; or

(c)	the patent has been held to be invalid or unenforceable by an unappealed or unappealable decision of a court of competent jurisdiction or administrative agency.

6.7	No multiple royalties shall be payable because any Licensed Products or Licensed Processes are covered by more than one of the Licensed Patent Rights.

6.8
On sales of Licensed Products by Licensee to sublicensees or on sales made in other than an arms-length transaction, the value of the Net Sales attributed under this Article 6 to this transaction shall be that which would have been received in an arms-length transaction, based on sales of like quantity and quality products on or about the time of this transaction.

6.9
With regard to unreimbursed expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights and paid by PHS prior to the effective date of this Agreement, Licensee shall pay PHS, as an additional royalty, within sixty (60) days of PHS’ submission of a statement and request for payment to Licensee, an amount equivalent to fifty percent (50%) of the unreimbursed patent expenses previously paid by PHS.

6.10
With regard to unreimbursed expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights and paid by PHS on or after the effective date of this Agreement, PHS, at its sole option, may require Licensee:

(a)
to pay PHS on an annual basis, within sixty (60) days of PHS' submission of a statement and request for payment, a royalty amount equivalent to these unreimbursed expenses paid during the previous calendar year(s);

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(b)	to pay these unreimbursed expenses directly to the law firm employed by PHS to handle these functions. However, in this event, PHS and not Licensee shall be the client of the law firm; or

(c)
under exceptional circumstances, Licensee may be given the right to assume responsibility for the preparation, filing, prosecution, or maintenance of any patent application or patent included with the Licensed Patent Rights.  In that event, Licensee shall directly pay the attorneys or agents engaged to prepare, file, prosecute, or maintain these patent applications or patents and shall provide PHS with copies of each invoice associated with these services as well as documentation that these invoices have been paid.

6.11
PHS agrees, upon written request, to provide Licensee with summaries of patent prosecution invoices for which PHS has requested payment from the Licensee under Paragraphs 6.9 and 6.10.  Licensee agrees that all information provided by PHS related to patent prosecution costs shall be treated as confidential commercial information and shall not be released to a third party except as required by law or a court of competent jurisdiction.

6.12
Licensee may elect to surrender its rights in any country of the Licensed Territory under any of the Licensed Patent Rights upon sixty (60) days written notice to PHS and owe no payment obligation under Paragraph 6.10 for patent-related expenses paid in that country after the effective date of the written notice.

7.	PATENT FILING, PROSECUTION, AND MAINTENANCE

7.1	PHS agrees to take responsibility for the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights.

7.2
PHS shall notify Licensee in writing upon receipt of all communications from global patent authorities relating the preparation, filing, prosecution, maintenance, allowance, rejection, claim restrictions or amendments for any and all patent applications or patents included in the Licensed Patent Rights.  Such written notification by PHS to Licensee shall be done to allow Licensee the opportunity to decide whether Licensee desires to surrender rights pursuant to Section 6.11 herein.

8.	RECORD KEEPING

8.1
Licensee agrees to keep accurate and correct records of Licensed Products made, used, sold, or imported and Licensed Processes practiced under this Agreement appropriate to determine the amount of royalties due PHS.  These records shall be retained for at least five (5) years following a given reporting period and shall be available during normal business hours for inspection, at the expense of PHS, by an accountant or other designated auditor selected by PHS for the sole purpose of verifying reports and royalty payments hereunder.  The accountant or auditor shall only disclose to PHS information relating to the accuracy of reports and royalty payments made under this Agreement.  If an inspection shows an underreporting or underpayment in excess of five percent (5%) for any twelve (12) month period, then Licensee shall reimburse PHS for the cost of the inspection at the time Licensee pays the unreported royalties, including any additional royalties as required by Paragraph 9.8.  All royalty payments required under this Paragraph shall be due within sixty (60) days of the date PHS provides Licensee notice of the payment due.

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8.2
Licensee agrees to have an audit of sales and royalties conducted by an independent auditor at least every two (2) years if annual sales of the Licensed Products or Licensed Processes are over two (2) million dollars.  The audit shall address, at a minimum, the amount of gross sales by or on behalf of Licensee during the audit period, terms of the license as to percentage or fixed royalty to be remitted to the Government, the amount of royalties owed to the Government under this Agreement, and whether the royalties owed have been paid to the Government and is reflected in the records of the Licensee.  The audit shall also indicate the PHS license number, product, and the time period being audited.  A report certified by the auditor shall be submitted promptly by the auditor directly to PHS on completion.  Licensee shall pay for the entire cost of the audit.

9.	REPORTS ON PROGRESS, BENCHMARKS, SALES, AND PAYMENTS

9.1
Prior to signing this Agreement, Licensee has provided PHS with the Commercial Development Plan in Appendix E, under which Licensee intends to bring the subject matter of the Licensed Patent Rights to the point of Practical Application.  This Commercial Development Plan is hereby incorporated by reference into this Agreement.  Based on this plan, performance Benchmarks are determined as specified in Appendix D.

9.2
Licensee shall provide written annual reports on its product development progress or efforts to commercialize under the Commercial Development Plan for each of the Licensed Fields of Use within sixty (60) days after December 31 of each calendar year.  These progress reports shall include, but not be limited to: progress on research and development, status of applications for regulatory approvals, manufacturing, marketing, importing, and sales during the preceding calendar year, as well as, plans for the present calendar year.  PHS also encourages these reports to include information on any of Licensee’s public service activities that relate to the Licensed Patent Rights.  If reported progress differs from that projected in the Commercial Development Plan and Benchmarks, Licensee shall explain the reasons for such differences.  In any annual report, Licensee may propose amendments to the Commercial Development Plan, acceptance of which by PHS may not be denied unreasonably.  Licensee agrees to provide any additional information reasonably required by PHS to evaluate Licensee’s performance under this Agreement.  Licensee may amend the Benchmarks at any time upon written approval by PHS.  PHS shall not unreasonably withhold approval of any request of Licensee to extend the time periods of this schedule if the request is supported by a reasonable showing by Licensee of diligence in its performance under the Commercial Development Plan and toward bringing the Licensed Products to the point of Practical Application.

9.3
Licensee shall report to PHS the dates for achieving Benchmarks specified in Appendix D and the First Commercial Sale in each country in the Licensed Territory within thirty (30) days of such occurrences.

9.4
Licensee shall submit to PHS, within sixty (60) days after each calendar half-year ending June 30 and December 31, a royalty report, as described in the example in Appendix F, setting forth for the preceding half-year period the amount of the Licensed Products sold or Licensed Processes practiced by or on behalf of Licensee in each country within the Licensed Territory, the Net Sales, and the amount of royalty accordingly due.  With each royalty report, Licensee shall submit payment of earned royalties due.  If no earned royalties are due to PHS for any reporting period, the written report shall so state.  The royalty report shall be certified as correct by an authorized officer of Licensee and shall include a detailed listing of all deductions made under Paragraph 2.11 to determine Net Sales made under Article 6 to determine royalties due.

9.5
Licensee agrees to forward semi-annually to PHS a copy of these reports received by Licensee from its sublicensees during the preceding half-year period as shall be pertinent to a royalty accounting to PHS by Licensee for activities under the sublicense.

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9.6
Royalties due under Article 6 shall be paid in U.S. dollars and payment options are listed in Appendix G.  For conversion of foreign currency to U.S. dollars, the conversion rate shall be the New York foreign exchange rate quoted in The Wall Street Journal on the day that the payment is due, and any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by Licensee.  The royalty report required by Paragraph 9.4 shall be mailed to PHS at its address for Agreement Notices indicated on the Signature Page.

9.7
Licensee shall be solely responsible for determining if any tax on royalty income is owed outside the United States and shall pay this tax and be responsible for all filings with appropriate agencies of foreign governments.

9.8
Additional royalties may be assessed by PHS on any payment that is more than ninety (90) days overdue at the rate of one percent (1%) per month.  This one percent (1%) per month rate may be applied retroactively from the original due date until the date of receipt by PHS of the overdue payment and additional royalties.  The payment of any additional royalties shall not prevent PHS from exercising any other rights it may have as a consequence of the lateness of any payment.

9.9
All plans and reports required by this Article 9 and marked “confidential” by Licensee shall, to the extent permitted by law, be treated by PHS as commercial and financial information obtained from a person and as privileged and confidential, and any proposed disclosure of these records by the PHS under the Freedom of Information Act (FOIA), 5 U.S.C. §552 shall be subject to the predisclosure notification requirements of 45 C.F.R. §5.65(d).

10.	PERFORMANCE

10.1
Licensee shall use its reasonable commercial efforts to bring the Licensed Products and Licensed Processes to Practical Application.  “Reasonable commercial efforts” for the purposes of this provision shall include adherence to the Commercial Development Plan in Appendix E and performance of the Benchmarks in Appendix D. The efforts of a sublicensee shall be considered the efforts of Licensee.

10.2
Upon the First Commercial Sale, until the expiration or termination of this Agreement, Licensee shall use its reasonable commercial efforts to make Licensed Products and Licensed Processes reasonably accessible to the United States public.

10.3
Licensee agrees, after its First Commercial Sale, to make reasonable quantities of Licensed Products or materials produced through the use of Licensed Processes available to patient assistance programs.

10.4
Licensee agrees, after its First Commercial Sale and as part of its marketing and product promotion, to develop educational materials (e.g., brochures, website, etc.) directed to patients and physicians detailing the Licensed Products or medical aspects of the prophylactic and therapeutic uses of the Licensed Products.

10.5
Licensee agrees to supply, to the Mailing Address for Agreement Notices indicated on the Signature Page, the Office of Technology Transfer, NIH with inert samples of the Licensed Products or Licensed Processes or their packaging for educational and display purposes only.

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11.	INFRINGEMENT AND PATENT ENFORCEMENT

11.1
PHS and Licensee agree to notify each other promptly of each infringement or possible infringement of the Licensed Patent Rights, as well as, any facts which may affect the validity, scope, or enforceability of the Licensed Patent Rights of which either Party becomes aware.

11.2
In the event that a declaratory judgment action alleging invalidity of any of the Licensed Patent Rights shall be brought against PHS, PHS agrees to notify Licensee that an action alleging invalidity has been brought.  PHS does not represent that it shall commence legal action to defend against a declaratory action alleging invalidity.  Licensee shall take no action to compel the Government either to initiate or to join in any declaratory judgment action.  Should the Government be made a party to any suit by motion or any other action of Licensee, Licensee shall reimburse the Government for any costs, expenses, or fees, which the Government incurs as a result of the motion or other action.  Upon Licensee's payment of all costs incurred by the Government as a result of Licensee's joinder motion or other action, these actions by Licensee shall not be considered a default in the performance of any material obligation under this Agreement.

12.	NEGATION OF WARRANTIES AND INDEMNIFICATION

12.1	PHS offers no warranties other than those specified in Article 1.

12.2
PHS does not warrant the validity of the Licensed Patent Rights and makes no representations whatsoever with regard to the scope of the Licensed Patent Rights, or that the Licensed Patent Rights may be exploited without infringing other patents or other intellectual property rights of third parties.

12.3
PHS MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS OR TANGIBLE MATERIALS RELATED THERETO.

12.4	PHS does not represent that it shall commence legal actions against third parties infringing the Licensed Patent Rights.

12.5
Licensee shall indemnify and hold PHS, its employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of:

(a)	the use by or on behalf of Licensee, its sublicensees, its directors, employees, or third parties of any Licensed Patent Rights; or

(b)
the design, manufacture, distribution, or use of any Licensed Products, Licensed Processes or materials by Licensee, or other products or processes developed in connection with or arising out of the Licensed Patent Rights.

12.6	Licensee agrees to maintain a liability insurance program consistent with sound business practice.

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13.	TERM, TERMINATION, AND MODIFICATION OF RIGHTS

13.1
This Agreement is effective when signed by all parties, unless the provisions of Paragraph 14.15 are not fulfilled, and shall extend to the expiration of the last to expire of the Licensed Patent Rights unless sooner terminated as provided in this Article 13.

13.2
In the event that Licensee is in default in the performance of any material obligations under this Agreement, including but not limited to the obligations listed in Paragraph 13.5, and if the default has not been remedied within ninety (90) days after the date of notice in writing of the default, PHS may terminate this Agreement by written notice and pursue outstanding royalties owed through procedures provided by the Federal Debt Collection Act.

13.3
In the event that Licensee becomes insolvent, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a third party’s intention to file an involuntary petition in bankruptcy, Licensee shall immediately notify PHS in writing.  Furthermore, PHS shall have the right to terminate this Agreement immediately upon Licensee’s receipt of written notice.

13.4	Licensee shall have a unilateral right to terminate this Agreement in any country or territory by giving PHS sixty (60) days written notice to that effect.

13.5	PHS shall specifically have the right to terminate or modify, at its option, this Agreement, if PHS determines that the Licensee:

(a)
is not executing the Commercial Development Plan submitted with its request for a license and the Licensee cannot otherwise demonstrate to PHS’ satisfaction that the Licensee has taken, or can be expected to take within a reasonable time, effective steps to achieve Practical Application of the Licensed Products or Licensed Processes;

(b)	has not achieved the Benchmarks as may be modified under Paragraph 9.2;

(c)	has willfully made a false statement of, or willfully omitted, a material fact in the license application or in any report required by this Agreement;

(d)	has committed a material breach of a covenant or agreement contained in this Agreement;

(e)	is not keeping Licensed Products or Licensed Processes reasonably available to the public after commercial use commences;

(f)	cannot reasonably satisfy unmet health and safety needs; or

(g)	cannot reasonably justify a failure to comply with the domestic production requirement of Paragraph 5.2, unless waived.

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13.6
In making the determination referenced in Paragraph 13.5, PHS shall take into account the normal course of such commercial development programs conducted with sound and reasonable business practices and judgment and the annual reports submitted by Licensee under Paragraph 9.2.  Prior to invoking termination or modification of this Agreement under Paragraph 13.5, PHS shall give written notice to Licensee providing Licensee specific notice of, and a ninety (90) day opportunity to respond to, PHS’ concerns as to the items referenced in 13.5(a)-13.5(g).  If Licensee fails to alleviate PHS’ concerns as to the items referenced in 13.5(a)-13.5(g) or fails to initiate corrective action to PHS’ satisfaction, PHS may terminate this Agreement.

13.7
PHS reserves the right according to 35 U.S.C. §209(d)(3) to terminate or modify this Agreement if it is determined that the action is necessary to meet the requirements for public use specified by federal regulations issued after the date of the license and these requirements are not reasonably satisfied by Licensee.

13.8
Within thirty (30) days of receipt of written notice of PHS’ unilateral decision to modify or terminate this Agreement, Licensee may, consistent with the provisions of 37 C.F.R. §404.11, appeal the decision by written submission to the designated PHS official.  The decision of the designated PHS official shall be the final agency decision.  Licensee may thereafter exercise any and all administrative or judicial remedies that may be available.

13.9
Within ninety (90) days of expiration or termination of this Agreement under this Article 13, a final report shall be submitted by Licensee.  Any royalty payments, including those incurred but not yet paid (such as the full minimum annual royalty), and those related to patent expense, due to PHS shall become immediately due and payable upon termination or expiration. If terminated under this Article 13, sublicensees may elect to convert their sublicenses to direct licenses with PHS pursuant to Paragraph 4.3.  Unless otherwise specifically provided for under this Agreement, upon termination or expiration of this Agreement, Licensee shall return all Licensed Products or other materials included within the Licensed Patent Rights to PHS or provide PHS with written certification of the destruction thereof.  Licensee may not be granted additional PHS licenses if the final reporting requirement is not fulfilled.

14.	GENERAL PROVISIONS

14.1
Neither party may waive or release any of its rights or interests in this Agreement except in writing.  The failure of the Government to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right by the Government or excuse a similar subsequent failure to perform any of these terms or conditions by Licensee.

14.2
This Agreement constitutes the entire agreement between the Parties relating to the subject matter of the Licensed Patent Rights, Licensed Products and Licensed Processes, and all prior negotiations, representations, agreements, and understandings are merged into, extinguished by, and completely expressed by this Agreement.

14.3
The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, this determination shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

14.4
If either party desires a modification to this Agreement, the parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the desirability of the modification.  No modification shall be effective until a written amendment is signed by the signatories to this Agreement or their designees.

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14.5	The construction, validity, performance, and effect of this Agreement shall be governed by Federal law as applied by the Federal courts in the District of Columbia.

14.6
All Agreement notices required or permitted by this Agreement shall be given by prepaid, first class, registered or certified mail or by an express/overnight delivery service provided by a commercial carrier, properly addressed to the other party at the address designated on the Signature Page, or to any other address as may be designated in writing by such other party.  Agreement notices shall be considered timely if such notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier.  Parties should request a legibly dated U.S. Postal Service postmark or obtain a dated receipt from a commercial carrier or the U.S. Postal Service.  Private metered postmarks shall not be acceptable as proof of timely mailing.

14.7
This Agreement shall not be assigned or otherwise transferred (including any transfer by legal process or by operation of law, and any transfer in bankruptcy or insolvency, or in any other compulsory procedure or order of court) except to Licensee’s Affiliate(s) without the prior written consent of PHS.  The parties agree that the identity of the parties is material to the formation of this Agreement and that the obligations under this Agreement are nondelegable.  In the event that PHS approves a proposed assignment, Licensee shall pay PHS, as an additional royalty, one percent (1%) of the fair market value of any consideration received for any assignment of this Agreement within sixty (60) days of the assignment

14.8
Licensee agrees in its use of any PHS-supplied materials to comply with all applicable statutes, regulations, and guidelines, including PHS and HHS regulations and guidelines.  Licensee agrees not to use the materials for research involving human subjects or clinical trials in the United States without complying with 21 C.F.R. Part 50 and 45 C.F.R. Part 46.  Licensee agrees not to use the materials for research involving human subjects or clinical trials outside of the United States without notifying PHS, in writing, of the research or trials and complying with the applicable regulations of the appropriate national control authorities.  Written notification to PHS of research involving human subjects or clinical trials outside of the United States shall be given no later than sixty (60) days prior to commencement of the research or trials.

14.9
Licensee acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological materials, and other commodities.  The transfer of these items may require a license from the appropriate agency of the Government or written assurances by Licensee that it shall not export these items to certain foreign countries without prior approval of the agency.  PHS neither represents that a license is or is not required or that, if required, it shall be issued.

14.10
Licensee agrees to mark the Licensed Products or their packaging sold in the United States with all applicable U.S. patent numbers and similarly to indicate “Patent Pending” status.  All Licensed Products manufactured in, shipped to, or sold in other countries shall be marked in a manner to preserve PHS patent rights in those countries.

14.11
By entering into this Agreement, PHS does not directly or indirectly endorse any product or service provided, or to be provided, by Licensee whether directly or indirectly related to this Agreement. Licensee shall not state or imply that this Agreement is an endorsement by the Government, PHS, any other Government organizational unit, or any Government employee. Additionally, Licensee shall not use the names of NIH, PHS, FDA or HHS or the Government or their employees in any advertising, promotional, or sales literature without the prior written approval of PHS.

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14.12
The Parties agree to attempt to settle amicably any controversy or claim arising under this Agreement or a breach of this Agreement, except for appeals of modifications or termination decisions provided for in Article 13.  Licensee agrees first to appeal any unsettled claims or controversies to the designated PHS official, or designee, whose decision shall be considered the final agency decision.  Thereafter, Licensee may exercise any administrative or judicial remedies that may be available.

14.13
Nothing relating to the grant of a license, nor the grant itself, shall be construed to confer upon any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to 37 C.F.R. Part 404 shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

14.14	Paragraphs 8.1, 9.7-9.9, 12.1-12.5, 13.8, 13.9, 14.12 and 14.14 of this Agreement shall survive termination of this Agreement.

14.15
The terms and conditions of this Agreement shall, at PHS’ sole option, be considered by PHS to be withdrawn from Licensee’s consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by the Licensee and a fully executed original is received by PHS within sixty (60) days from the date of PHS signature found at the Signature Page.

SIGNATURES BEGIN ON NEXT PAGE

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PHS PATENT LICENSE AGREEMENT – NONEXCLUSIVE

SIGNATURE PAGE

For PHS:

s// Richard U. Rodriguez	September 29, 2011
Richard U. Rodriguez	Date
Director, Division of Technology Development and Transfer
Office of Technology Transfer
National Institutes of Health

Mailing Address or E-mail Address for Agreement notices and reports:

Chief, Monitoring & Enforcement Branch
Office of Technology Transfer
National Institutes of Health
6011 Executive Boulevard, Suite 325
Rockville, Maryland  20852-3804 U.S.A.

E-mail: LicenseNotices_Reports@mail.nih.gov

For Licensee (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of Licensee made or referred to in this document are truthful and accurate.):

by:

s// Anthony J. Cataldo	October 5, 2011
Signature of Authorized Official	Date

Anthony J. Cataldo
Printed Name

Chairman and Chief Executive Officer
Title

I.	Official and Mailing Address for Agreement notices:

Anthony J. Cataldo/Michael Handelman
Name

Chairman and Chief Executive Officer/Chief Financial Officer
Title

Mailing Address

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Genesis Biopharma, Inc.

10880 Wilshire Boulevard, Suite 950

Los Angeles, California 90024

Email Address:	mhandelman@genesis-biopharma.com

Phone:	866-963-2220

Fax:	310-500-2151

AND

Martin Schroeder
Name

Executive Vice President and Managing Director
Title

Mailing Address

Emmes Group, Inc.

92 Natoma Street, Suite 200

San Francisco, California 94105

Email Address:	martin_schroeder@emmesgroup.com

Phone:	415-495-7111

Fax:	415-495-3777

II.	Official and Mailing Address for Financial notices (Licensee’s contact person for royalty payments)

Anthony J. Cataldo/Michael Handelman
Name

Chairman and Chief Executive Officer/Chief Financial Officer
Title

Mailing Address

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Genesis Biopharma, Inc.

10880 Wilshire Boulevard, Suite 950

Los Angeles, California 90024

Email Address:	mhandelman@genesis-biopharma.com

Phone:	866-963-2220

Fax:	310-500-2151

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) and/or imprisonment).

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APPENDIX A – PATENT(S) OR PATENT APPLICATION(S)

Patent(s) or Patent Application(s):

1.	United States Patent No. 5,399,346 issued March 21, 1995 [***Redacted***]
2.	United States Patent No. RE39788 issued August 21, 2007 [***Redacted***]
3.	United States Patent No. 5,830,755 issued November 3, 1998 [***Redacted***]
4.	Australian Patent No. 709122 issued December 2, 1999 [***Redacted***]
5.	United States Patent No. 6,734,014 issued May 11, 2004 [***Redacted***]
6.	United States Patent No. 7,378,277 issued May 27, 2008 [***Redacted***]
7.	United States Patent No. 7,723,111 issued May 25, 2010 [***Redacted***]
8.	European Patent No. 1379670 issued August 6, 2008 [***Redacted***]
9.	***Redacted***
10.	***Redacted***
11.	***Redacted***
12.	***Redacted***
13.	***Redacted***
14.	***Redacted***
15.	United States Patent No. 7,381,405 issued June 3, 2008 [***Redacted***]
16.	***Redacted***
17.	***Redacted***
18.	United States Patent No. 7,915,036 issued March 29, 2011 [***Redacted***]
19.	***Redacted***
20.	***Redacted***
21.	Australian Patent No. 2005336093 issued June 9, 2011 [***Redacted***]
22.	***Redacted***
23.	***Redacted***
24.	***Redacted***
25.	***Redacted***
26.	***Redacted***
27.	United States Patent No. 7,820,174 issued October 26, 2010 ***Redacted***
28.	***Redacted***
29.	***Redacted***
30.	***Redacted***
31.	***Redacted***
32.	***Redacted***
33.	***Redacted***
34.	***Redacted***
35.	***Redacted***
36.	***Redacted***
37.	***Redacted***
38.	***Redacted***
39.	***Redacted***
40.	***Redacted***
41.	***Redacted***
42.	***Redacted***
43.	***Redacted***

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APPENDIX B – LICENSED FIELDS OF USE AND TERRITORY

I.	Licensed Fields of Use:

(a)	The use of the Licensed Patent Rights to develop and manufacture autologous tumor infiltrating lymphocyte adoptive cell therapy products for the treatment of metastatic melanoma.

(b)	The use of the Licensed Patent Rights to develop and manufacture autologous tumor infiltrating lymphocyte adoptive cell therapy products for the treatment of ovarian cancer.

(c)	The use of the Licensed Patent Rights to develop and manufacture autologous tumor infiltrating lymphocyte adoptive cell therapy products for the treatment of breast cancer.

(d)	The use of the Licensed Patent Rights to develop and manufacture autologous tumor infiltrating lymphocyte adoptive cell therapy products for the treatment of colorectal cancer.

Tumor infiltrating lymphocytes (TIL) are a subset of T lymphocytes (T cells) that migrate and are located within a tumor site. TIL isolated from these tumor sites exhibit natural anti-tumor activity without genetic modifications. For the avoidance of doubt, cell therapy products involving genetically modified tumor infiltrating lymphocytes are excluded from Licensed Fields of Use (a) – (d).

II.	Licensed Territory:

(a)	Worldwide

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APPENDIX C – ROYALTIES

Royalties:

I.
Licensee agrees to pay to PHS a noncreditable, nonrefundable license issue royalty in the amount of six hundred fifty thousand dollars ($650,000.00) within sixty (60) days from the effective date of this Agreement.

II.	Licensee agrees to pay to PHS a nonrefundable minimum annual royalty in the amount of twenty thousand dollars ($20,000.00) as follows:

(a)
The first minimum annual royalty is due within sixty (60) days of the effective date of this Agreement and may be prorated according to the fraction of the calendar year remaining between the effective date of this Agreement and the next subsequent January 1; and

(b)	Subsequent minimum annual royalty payments are due and payable on January 1 of each calendar year and may be credited against any earned royalties due for sales made in that year.

III.
Licensee agrees to pay PHS earned royalties of six percent (6%) on Net Sales by or on behalf of Licensee or its sublicensees. Licensee shall be entitled to a credit of one-half percent (0.5%) against the earned royalty rate for each percent point in excess of four percent (4%) that Licensee must pay to an unaffiliated licensor for the manufacture and sale of Licensed Product(s) and Licensed Process(es). Said credit, however, shall not reduce the earned royalty due to PHS for Licensed Product(s) and Licensed Process(es) below three percent (3%).

IV.	Licensee agrees to pay PHS Benchmark royalties within sixty (60) days of achieving each Benchmark:

(a)	Three hundred thousand dollars ($300,000.00) for completion of the first Phase 2 clinical study in each of Licensed Field of Use (a) and (b) from Appendix B.

(b)	Six hundred thousand dollars ($600,000.00) for completion of the first Phase 2 clinical study in each of Licensed Field of Use (c) and (d) from Appendix B.

(c)	Five hundred thousand dollars ($500,000.00) for completion of the first Phase 3 clinical study in each of Licensed Field of Use (a) and (b) from Appendix B.

(d)	One million dollars ($1,000,000.00) for completion of the first Phase 3 clinical study in each of Licensed Field of Use (c) and (d) from Appendix B.

(e)
Seven hundred fifty thousand dollars ($750,000.00) upon the first FDA approval or foreign equivalent for a Licensed Product or Licensed Process in each of Licensed Field of Use (a) and (b) from Appendix B.

(f)
One million five hundred thousand dollars ($1,500,000.00) upon the first FDA approval or foreign equivalent for a Licensed Product or Licensed Process in each of Licensed Field of Use (c) and (d) from Appendix B.

(g)	Three million dollars ($3,000,000.00) for the First Commercial Sale of a Licensed Product or Licensed Process in the United States for either of Licensed Field of Use (a) or (b) from Appendix B.

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(h)	Six million dollars ($6,000,000.00) for the First Commercial Sale of a Licensed Product or Licensed Process in the United States for either of Licensed Field of Use (c) or (d) from Appendix B.

(i)
One million five hundred thousand dollars ($1,500,000.00) for the First Commercial Sale of a Licensed Product or Licensed Process in any foreign country for either of Licensed Field of Use (a) or (b) from Appendix B.

(j)	Three million dollars ($3,000,000.00) for the First Commercial Sale of a Licensed Product or Licensed Process in any foreign country for either of Licensed Field of Use (c) or (d) from Appendix B.

V.	Licensee agrees to pay PHS:

(a)
additional sublicensing royalties of fifteen percent (15%) on the fair market value of any consideration received for granting each sublicense within sixty (60) days of the execution of each sublicense if any such sublicense is executed prior to FDA approval or foreign equivalent for a Licensed Product or Licensed Process within each Licensed Field of Use from Appendix B; and

(b)
additional sublicensing royalties of six percent (6%) on the fair market value of any consideration received for granting each sublicense within sixty (60) days of the execution of each sublicense if any such sublicense is executed following FDA approval or foreign equivalent for a Licensed Product or Licensed Process within each Licensed Field of Use from Appendix B.

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APPENDIX D – BENCHMARKS AND PERFORMANCE

***REDACTED***

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APPENDIX E – COMMERCIAL DEVELOPMENT PLAN

****REDACTED****

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APPENDIX F – EXAMPLE ROYALTY REPORT

Required royalty report information includes:

•	OTT license reference number (L-XXX-200X/0)
•	Reporting period
•	Catalog number and units sold of each Licensed Product (domestic and foreign)
•	Gross Sales per catalog number per country
•	Total Gross Sales
•	Itemized deductions from Gross Sales
•	Total Net Sales
•	Earned Royalty Rate and associated calculations
•	Gross Earned Royalty
•	Adjustments for Minimum Annual Royalty (MAR) and other creditable payments made
•	Net Earned Royalty due

Example
Catalog Number	Product Name	Country	Units Sold	Gross Sales (US$)
1	A	US	250	62,500
1	A	UK	32	16,500
1	A	France	25	15,625
2	B	US	0	0
3	C	US	57	57,125
4	D	US	12	1,500
			Total Gross Sales	153,250
			Less Deductions:
			Freight	3,000
			Returns	7,000
			Total Net Sales	143,250

			Royalty Rate	8%
			Royalty Due	11,460
			Less Creditable Payments	10,000
			Net Royalty Due	1,460

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APPENDIX G – ROYALTY PAYMENT OPTIONS

The OTT License Number MUST appear on payments, reports and correspondence.

Automated Clearing House (ACH) for payments through U.S. banks only

The NIH encourages our licensees to submit electronic funds transfer payments through the Automated Clearing House (ACH).  Submit your ACH payment through the U.S. Treasury web site located at:  https://www.pay.gov.  Locate the "NIH Agency Form" through the Pay.gov "Agency List".

Electronic Funds Wire Transfers

The following account information is provided for wire payments.  In order to process payment via Electronic Funds Wire Transfer sender MUST supply the following information within the transmission:

Drawn on a U.S. bank account via FEDWIRE should be sent directly to the following account:

****REDACTED****

Drawn on a foreign bank account should be sent directly to the following account.  Payment must be sent in U.S. Dollars (USD) using the following instructions:

*****REDACTED*****

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Checks

All checks should be made payable to “NIH Patent Licensing”

Checks drawn on a U.S. bank account and sent by US Postal Service should be sent directly to the following address:

National Institutes of Health (NIH)
P.O. Box 979071
St. Louis, MO 63197-9000

Checks drawn on a U.S. bank account and sent by overnight or courier should be sent to the following address:

US Bank
Government Lockbox SL-MO-C2GL
1005 Convention Plaza
St. Louis, MO 63101
Phone: 314-418-4087

Checks drawn on a foreign bank account should be sent directly to the following address:

National Institutes of Health (NIH)
Office of Technology Transfer
Royalties Administration Unit
6011 Executive Boulevard
Suite 325, MSC 7660
Rockville, Maryland 20852

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